Exhibit 10.1

AMENDMENT TO
MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Amendment to Membership Interest Purchase Agreement (this “Amendment”) is entered into in Raleigh, North Carolina, U.S.A., on December 30, 2016, by and among:

TransEnterix, Inc., a U.S., Delaware corporation having its registered office at 635 Davis Drive, Suite 300, Morrisville, North Carolina, represented by Mr. Joseph Slattery, duly authorized to execute this Amendment by virtue of a resolution of the board of directors adopted on December 27, 2016, a copy of which is attached as Exhibit A (“Parent”), on behalf of itself and its wholly owned subsidiaries, including TransEnterix Italia S.r.l.,

and

TransEnterix International, Inc., a U.S., Delaware corporation having its registered office at 635 Davis Drive, Suite 300, Morrisville, North Carolina, represented by Mr. Joseph Slattery, duly authorized to execute this Amendment by virtue of a resolution of the board of directors adopted on September 16, 2015, a copy of which is attached hereto as Exhibit A (“Buyer”),

and

SOFAR, S.p.A., an Italian societa’ per azioni having its registered office in Milan, Italy, at Via Firenze 40, 20060 Trezzano Rosa, tax code 03428610152, registered at no. MI-852745 of the enterprises’ register of Milan, registered by Mr. Andrea Biffi, duly authorized to execute this Amendment by virtue of a resolution of the board of directors adopted on December 28, 2016, a copy of which is attached hereto as Exhibit B (the “Seller”).

The Parent, Buyer and Seller are each individually referred to as a “Party” and collectively the “Parties” to this Amendment. Unless otherwise defined in this Amendment, the capitalized terms used herein without definition have the meanings set forth in the Agreement.

RECITALS

WHEREAS, the Parties are three of the parties to that certain Membership Interest Purchase Agreement, dated September 18, 2015 (the “Agreement”), pursuant to which Seller sold to Buyer the business operations consisting of development of an advanced robotic system for minimally invasive laparoscopic surgery known then as TELELAP ALF-X and now known as the Senhance System, including all related assets, employees and contracts;

WHEREAS, under the Agreement, the cash portion of the Purchase Price is payable in four tranches with Tranche 2 for Ten Million Euro (€10.000.000) payable (a) the earlier of receipt of approval or clearance, as applicable, from the U.S. Food and Drug Administration for the TELELAP ALF-X or after December 31, 2016, and (b) if either (i) Parent has US $50,000,000 in cash on its balance sheet or (ii) Parent has raised at least US $50,000,000 in financing transactions occurring after the Closing Date;

WHEREAS, while Tranche 2 may become payable by its terms during 2017, the Parties desire to amend the Agreement to restructure the terms for the payment of Tranche 2; and

WHEREAS, the Parties intend to enter into this Amendment to effectuate the restructuring of the Tranche 2 terms.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, Parent and Seller hereby agree as follows:

ARTICLE 1
AMENDMENT TO TRANCHE 2

1.1 Restructuring of Tranche 2. Section 2.1(d)(ii) of the Agreement is hereby deleted and replaced with the following:

“(d)(ii) The second tranche of the Cash Consideration (the “Second Tranche”) shall be in the amount of Ten Million Euro (€10.000.000), and shall be paid as follows:

(A) shares of Parent’s Common Stock with a fair market value of Five Million Euro (€ 5.000.000), calculated based on the average of the closing prices of Parent’s Common Stock on ten consecutive trading days ending one day before the execution of this Amendment (the “Shares”), issued as soon as practical after execution of this Amendment; and

(B) Five Million Euro (€ 5.000.000) in cash upon the occurrence of any one of the following events: (1) receipt of approval or clearance, as applicable, from the U.S. Food and Drug Administration for the Senhance System or (2) Parent having cash on hand (which shall mean cash and cash equivalents, as defined by US GAAP), at any time of at least Fifty Million Dollars (US $50,000,000), or (3) successful completion of a new financing or financings by Buyer and/or Parent and its Subsidiaries and its Persons – on a consolidated basis — raising at least Fifty Million Dollars (US $50,000,000) in gross proceeds to Buyer or Parent and commenced after the Closing Date, exclusive of any financing proceeds related to the December 2016 purchase agreement between Parent and Lincoln Park Capital Fund, LLC. The Five Million Euro (€ 5.000.000) payment provided in this Section 2.1(d)(ii)(B) will begin to accrue simple interest at a rate of 9% per annum beginning on December 31, 2016 and continue to accrue interest until paid in full; and will be due immediately upon the completion of one of the three events identified above, except that Parent may, in its sole discretion, defer payment until December 31, 2017 in the event that any of the three events occurs before December 31, 2017;”.

1.2 Registration of the Shares. Parent shall issue the Shares pursuant to a prospectus supplement issued under its effective Registration Statement on Form S-3, SEC File No. 333-199998, initially filed on November 7, 2014, and the Post-Effective Amendment thereto on March 8, 2016 and declared effective by the SEC on June 22, 2016 (the “Registration Statement”).

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF SELLER

In connection with the issuance and sale of the Shares, Seller represents and warrants as follows:

2.1 Organization and Authority. The Seller has full power, authority and legal capacity to execute and deliver this Amendment and to perform its obligations thereunder. This Amendment constitutes the valid and legally binding obligation of Seller, enforceable against Seller in accordance with the terms of this Amendment. The execution, delivery and performance of this Amendment have been duly authorized by the board of directors of Seller. Upon the execution and delivery by Seller of this Amendment, this Amendment will constitute the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar laws of general application affecting the rights and remedies of creditors, and to general equity principles.

2.2 No Conflicts. Neither the execution and delivery of this Amendment nor the performance of the transactions contemplated hereby will, directly or indirectly, with or without notice or lapse of time: (a) violate any Law to which Seller is subject; (b) violate, conflict with, result in a breach of, constitute a default under, result in the acceleration of or give any Person the right to accelerate the maturity or performance of, or to cancel, terminate, modify or exercise any remedy under, any Contract to which Seller is a party or by which Seller is bound; or (d) result in the imposition of any Encumbrance on any of Seller’s Interests. The Seller need not notify, make any filing with, or obtain any Consent of, any Person in order to perform the transactions contemplated hereby.

2.3 Litigation. There is no Proceeding pending or, to Seller’s Knowledge, threatened against Seller relating to or affecting the transactions contemplated hereby.

2.4 No Brokers’ Fees. The Seller has no Liability for any fee, commission or payment to any broker, finder or agent with respect to the transactions contemplated hereby for which Parent could be liable.

2.5 Securities Law.

(a) The Seller acknowledges: (i) Seller has been furnished via the SEC’s EDGAR system with a copy of Parent’s Form 10-K for the year ended December 31, 2015 filed with the SEC on March 3, 2016, and all quarterly and current reports or documents required to be filed thereafter with the SEC pursuant to the Exchange Act (the “SEC Filings”); (ii) Seller has been provided with all other reasonably requested material information regarding Parent and its Subsidiaries; and (iii) Seller has been afforded an opportunity to ask questions of, and receive answers from, management of Parent in connection with the Shares. The Seller has not been furnished with any oral or written representation in connection with the purchase of the Shares by or on behalf of Parent or any Subsidiary that Seller has relied on that is not contained in this Amendment.

(b) The Seller: (i) is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act; (ii) is not a “U.S. Person” within the meaning of Rule 902 of Regulation S promulgated under the Securities Act; (iii) has obtained, in its judgment, sufficient information to evaluate the merits and risks of the purchase of the Shares; (iv) has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks associated with such purchase of the Shares and to make an informed investment decision with respect thereto; and (v) has consulted with its own advisors with respect to the purchase of the Shares.

(c) The Shares are being acquired for Seller’s own account for investment and not for the benefit or account of any other Person and not with a view to, or in connection with, any resale or distribution thereof. In particular, Seller has no intention to distribute directly or indirectly, any of the Shares in the United States or to U.S. Persons, except pursuant to an effective registration statement under the Securities Act and in accordance with applicable state and provincial securities Laws.

(d) The Seller will not acquire the Shares as a result of, and will not engage, in any way, in any “directed selling efforts” (as defined in Regulation S) in the United States with respect to the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of any of the Shares; provided, however, that Seller may sell or otherwise dispose of the Shares Consideration pursuant to registration thereof under the Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements.

(e) The Seller meets any additional suitability standards and/or financial requirements which may be required in the jurisdiction in which Seller is organized. In addition to resale restrictions imposed under US securities Laws, there may be additional restrictions on Seller’s ability to resell any of the Shares under the laws governing the resale of securities in the country in which Seller is organized and in which the Shares are sold. The Seller agrees to strictly abide with such laws.

(f) The Seller understands and agrees that all offers and sales of the Shares shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with applicable state and provincial securities Laws.

2.6 Exclusivity of Representations. The representations and warranties made by Seller in this Article 2 are the exclusive representations and warranties made by Seller. The Seller hereby disclaims any other express or implied representations or warranties. Each of Parent and Buyer acknowledges that it is not relying on any representations and warranties made by Seller other than those representations and warranties set forth in this Article 2.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

Parent, on behalf of itself and its Subsidiaries, including Buyer, hereby represents and warrants to Seller as follows;

3.1 Organization and Authority. Each of Parent and Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Parent and Buyer has full corporate power and authority to execute and deliver this Amendment and to perform its obligations thereunder. The execution and delivery by each of Parent and Buyer of this Amendment, and their respective performance hereunder, have been duly approved by all requisite corporate action of Parent and Buyer. This Amendment constitutes the valid and legally binding obligation of each of Parent and Buyer, enforceable against Parent and Buyer in accordance with its terms. Upon the execution and delivery by Parent and Buyer of this Amendment, it will constitute the valid and legally binding obligation of Parent and Buyer, enforceable against each of Parent and Buyer in accordance with its terms.

3.2 No Conflicts. Neither the execution and delivery of this Amendment nor the performance of the transactions contemplated hereby will, with or without notice or lapse of time: (a) violate any Law to which Parent or any of its Subsidiaries are subject; (b) violate any Organizational Document of Parent; or (c) violate, conflict with, result in a material breach of, constitute a material default under, result in the acceleration of or give any Person the right to accelerate the maturity or performance of, or to cancel, terminate, modify or exercise any remedy under, any Contract to which Parent is a party or by which Parent is bound or the performance of which is guaranteed by Parent.

3.3 Capitalization. As of the date hereof, the authorized capital stock of Parent is set forth in the SEC Filings. Except as disclosed in the Registration Statement, the SEC Filings or described to Seller, (a) no shares of Parent’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by Parent, (b) there are no outstanding debt securities, (c) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Parent or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which Parent or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of Parent or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Parent or any of its Subsidiaries, (d) there are no agreements or arrangements under which Parent or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act, (e) there are no outstanding securities or instruments of Parent or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Parent or any of its Subsidiaries is or may become bound to redeem a security of Parent or any of its Subsidiaries, (f) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares as described in this Amendment and (g) Parent does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. True and correct copies of Parent’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and Parent’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and summaries of the terms of all securities convertible into or exercisable for Common Stock, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto are part of the SEC Filings.

3.4 Issuance of the Shares. Upon issuance and payment thereof in accordance with the terms and conditions of this Amendment, the Shares shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The Shares have been duly authorized and reserved for issuance upon purchase under this Amendment. The issuance of the Shares has been registered under the Securities Act by Parent pursuant to the Registration Statement. Upon receipt of the Shares, Seller will have good and marketable title to such Shares.

3.5 SEC Filings; Financial Statements. Parent has filed all reports, schedules, forms, statements and other documents required to be filed by Parent under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Filings prior to the expiration of any such extension.  As of their respective dates and to Parent’s knowledge, the SEC Filings complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. None of the SEC Filings, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the SEC Filings comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Parent and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Except as publicly available through the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) or in connection with a confidential treatment request submitted to the SEC, Parent has received no notices or correspondence from the SEC for the one year preceding the date hereof other than SEC comment letters relating to Parent’s filings under the Exchange Act and the Securities Act. There are no “open” SEC comments. To Parent’s Knowledge, the SEC has not commenced any enforcement proceedings against Parent or any of its Subsidiaries.

3.6 Absence of Certain Changes. Since December 31, 2015, except as disclosed in the Registration Statement or the SEC Filings, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of Parent or its Subsidiaries. Parent has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does Parent or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. Parent is financially solvent and is generally able to pay its debts as they become due.

3.7 Absence of Litigation. Except as disclosed in the Registration Statement or the SEC Filings, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of Parent or any of its Subsidiaries, threatened against or affecting Parent, the Common Stock or any of Parent’s Subsidiaries or any of Parent’s or Parent’s Subsidiaries’ officers or directors in their capacities as such, which would reasonably be expected to have a Material Adverse Effect.

3.8 No Integrated Offering. Neither Parent, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by Parent in a manner that would require stockholder approval pursuant to the rules of the Principal Market on which the Company’s Common Stock is then listed or traded. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Principal Market. For purposes of this Amendment, the term “Principal Market” means the NYSE MKT (or any nationally recognized successor thereto); provided, however, that in the event the Company’s Common Stock is ever listed or traded on The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, the New York Stock Exchange, the NYSE Arca, the OTC Bulletin Board, or the OTCQB or the OTCQX operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing), then the “Principal Market” shall mean such other market or exchange.

3.9 Intellectual Property Rights. Except as disclosed in the Registration Statement or the SEC Filings, Parent and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. None of Parent’s material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Amendment, except as would not reasonably be expected to have a Material Adverse Effect. Parent and its Subsidiaries do not have any knowledge of any infringement by Parent or its Subsidiaries of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and there is no claim, action or proceeding being made or brought against, or to Parent’s knowledge, being threatened against, Parent or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which would reasonably be expected to have a Material Adverse Effect.

3.10 Environmental Laws. Except as disclosed in the Registration Statement or the SEC Filings, Parent and its Subsidiaries (a) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.11 Title. Except as disclosed in the Registration Statement or the SEC Filings, Parent and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of Parent and the Subsidiaries, in each case free and clear of all Encumbrances, except for Encumbrances as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Parent and the Subsidiaries and Encumbrances for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by Parent and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which Parent and the Subsidiaries are in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by Parent and its Subsidiaries.

3.12 Insurance. Parent and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of Parent believes to be prudent and customary in the businesses in which Parent and its Subsidiaries are engaged. Neither Parent nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither Parent nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the financial condition or the earnings, business or operations of Parent and its Subsidiaries, taken as a whole.

3.13 Regulatory Permits. Except as disclosed in the Registration Statement or the SEC Filings, Parent and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, except where the failure to possess such certificates, authorizations, or permits would not reasonably be expected to have a Material Adverse Effect, and neither Parent nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

3.14 Tax Status. Except as disclosed in the Registration Statement or the SEC Filings, Parent and each of its Subsidiaries has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that Parent and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any amount claimed to be due by the taxing authority of any jurisdiction, except as would not reasonably be expected to have a Material Adverse Effect, and the officers of Parent know of no basis for any such claim.

3.15 Transactions With Affiliates.  Except as disclosed in the Registration Statement or the SEC Filings, none of the officers or directors of Parent and, to the knowledge of Parent, none of the employees of Parent is presently a party to any transaction with Parent or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Parent, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Parent and (iii) other employee benefits, including stock option agreements under any stock option plan of Parent.

3.16 Foreign Corrupt Practices.  Neither Parent, nor to the knowledge of Parent, any agent or other Person acting on behalf of Parent, has (a) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by Parent (or made by any Person acting on its behalf of which Parent is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

3.17 Registration Statement. Parent has prepared and filed with the SEC in accordance with the provisions of the Securities Act the Registration Statement. The Registration Statement was declared effective by order of the SEC on June 22, 2016. The Registration Statement is effective pursuant to the Securities Act and available for the issuance of the Shares thereunder, and Parent has not received any written notice that the SEC has issued or intends to issue a stop order or other similar order with respect to the Registration Statement or the Prospectus or that the SEC otherwise has (a) suspended or withdrawn the effectiveness of the Registration Statement or (b) issued any order preventing or suspending the use of the Prospectus or any Prospectus Supplement, in either case, either temporarily or permanently or intends or has threatened in writing to do so. The “Plan of Distribution” section of the Prospectus permits the issuance of the Shares hereunder. At the time the Registration Statement and any amendments thereto became effective, at the date of this Amendment and at each deemed effective date thereof pursuant to Rule 430B(f)(2) of the Securities Act, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Base Prospectus and any Prospectus Supplement thereto, at the time such Base Prospectus or such Prospectus Supplement thereto was issued and on the Commencement Date, complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements in or omissions from any Prospectus Supplement made in reliance upon and in conformity with information relating to Seller furnished to Parent in writing by or on behalf of Seller expressly for use therein. Parent meets all of the requirements for the use of a registration statement on Form S-3 pursuant to the Securities Act for the offering and sale of the Shares contemplated by this Amendment without reliance on General Instruction I.B.6. of Form S-3, and the SEC has not notified Parent of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(1) of the Securities Act. The Registration Statement, as of its effective date, meets the requirements set forth in Rule 415(a)(1)(x) pursuant to the Securities Act. Parent has not been since March 31, 2016, and currently is not, an Ineligible Issuer (as defined in Rule 405 of the Securities Act).

3.18 Sarbanes-Oxley. Parent is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it as of the date hereof.

3.19 No Brokers. No brokerage or finder’s fees or commissions are or will be payable by Parent to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Amendment.

3.20 Investment Parent. Parent is not required to be registered as, and immediately after receipt of payment for the Shares will not be required to be registered as, an “investment company” within the meaning of the Investment Parent Act of 1940, as amended.

3.21 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and Parent has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the Exchange Act nor has Parent received any notification that the SEC is currently contemplating terminating such registration. Parent has not, in the twelve (12) months preceding the date hereof, received any notice from the Principal Market to the effect that Parent is not in compliance with the listing or maintenance requirements of the Principal Market. Parent is in compliance with all such listing and maintenance requirements.

3.22 Accountants. Parent’s accountants are set forth in the SEC Filings and, to the Knowledge of Parent, such accountants are an independent registered public accounting firm as required by the Securities Act.

3.23 No Market Manipulation. Parent has not, and to its knowledge no Person acting on its behalf has, (a) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of Parent to facilitate the sale or resale of any of the Shares, (b) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Shares, or (c) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of Parent.

ARTICLE 4
MISCELLANEOUS

4.1 Further Assurances. Each Party agrees to furnish upon request to any other Party such further information, to execute and deliver to any other Party such other documents, and to do such other acts and things, all as any other Party may reasonably request, of the requesting Party’s sole cost and expense, for the purpose of carrying out the intent of this Amendment.

4.2 No Third-Party Beneficiaries4.3 . This Amendment does not confer any rights or remedies upon any Person other than the Parties.

4.4 Agreement in Full Force and Effect 4.5 . Except as amended by this Amendment, the Agreement continues in full force and effect and is valid and binding on the Parties as well any related agreements, and the applicable provisions of the Agreement apply to this Amendment as if included herein, including, without limitation, the provisions of Article XI of the Agreement not repeated in this Amendment.

4.6 Successors and Assigns4.7 . This Amendment is binding upon and inures to the benefit of the Parties and their respective successors and permitted assigns. The Seller may not assign, delegate or otherwise transfer (whether by operation of law or otherwise) any of Seller’s rights, interests or obligations in this Amendment without the prior written approval of Parent. Parent may assign any or all of its rights or interests, or delegate any or all of its obligations, in this Amendment to (a) any successor to Parent, or any acquirer of a material portion of the businesses or assets of Parent, (b) one or more of Parent’s Affiliates, or (c) any lender to Parent as security for obligations to such lender; provided, however, that Parent shall remain fully liable for all covenants set forth herein, including payment of the Tranche 2 when due.

4.8 Counterparts4.9 . This Amendment may be executed by the Parties in counterparts and shall be effective as of the date set forth above when each Party shall have executed and delivered a counterpart hereof, whether or not the same counterpart is executed and delivered by each Party. When so executed and delivered, each such counterpart shall be deemed an original and all such counterparts shall be deemed one and the same document. Transmission of images of signed signature pages by facsimile, e-mail or other electronic means shall have the same effect as the delivery of manually signed documents in person.

4.10 Notices4.11 . Any notice pursuant to this Amendment must be in writing and will be deemed effectively given to another Party on the earliest of the date (a) one Business Day after receipt of confirmation if such notice is sent by facsimile, (b) three Business Days after delivery of such notice into the custody and control of an overnight international courier, (c) one Business Day after delivery of such notice in person and (d) such notice is received by that Party; in each case to the appropriate address below (or to such other address as a Party may designate by notice to the other Parties):

If to Seller:

Andrea Biffi, CEO
SOFAR, S.p.A
Via Firenze 40
20060 Trezzano Rosa (MI), Italy
Fax: 0039 02-90967239
Phone: 0039 02-9093621

Copy to (which will not constitute notice):

Stefano Candela
Franzosi Dal Negro Setti
Via Brera, 5
20121 Milan, Italy
Fax: 0039 02-80299259
Phone: 0039 02-85909220

If to Parent and Buyer:

Todd Pope, CEO
TransEnterix, Inc.
635 Davis Drive, Suite 300
Morrisville, North Carolina 27560
Phone: (919) 765-8400

Copy to (which will not constitute notice):

Joshua Weingard
Chief Legal Officer
TransEnterix, Inc.
635 Davis Drive, Suite 300
Morrisville, North Carolina 27560
Phone: 305-575-4602

Mary Mullany
Ballard Spahr LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103

Phone: 215-864-8631

4.12 Governing Law4.13 . This Amendment will be governed by the laws of the Republic of Italy without giving effect to any choice or conflict of law principles of any jurisdiction; provided, however, that the issuance of the Shares shall be governed by the laws of the State of Delaware A.S.A.P. and the U.S. federal securities laws.

4.14 Amendments and Waivers4.15 . No amendment of any provision of this Amendment will be valid unless the amendment is in writing and signed by Parent and Seller. No waiver of any provision of this Amendment will be valid unless the waiver is in writing and signed by the waiving Party. The failure of a Party at any time to require performance of any provision of this Amendment will not affect such Party’s rights at a later time to enforce such provision. No waiver by any Party of any breach of this Amendment will be deemed to extend to any other breach hereunder or affect in any way any rights arising by virtue of any other breach.

[Signature page follows]The Parties have executed and delivered this Amendment to the Membership Interest Purchase Agreement as of the date first written above.

“Buyer”:

TRANSENTERIX INTERNATIONAL, INC.

By: /s/ Joseph P. Slattery
Name: Joseph P. Slattery
Title: EVP and Chief Financial Officer

“Seller”:

SOFAR, S.P.A.

By: /s/ Andrea Biffi
Name: Andrea Biffi
Title: Chief Executive Officer

“Parent”:

TRANSENTERIX, INC.

By: /s/ Joseph P. Slattery
Name: Joseph P. Slattery
Title: EVP and Chief Financial Officer